UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                  Form 8 - K/A1
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
                Date of Report (Date of earliest event reported)
                                 August 24, 2000

                                PMC-Sierra, Inc.
             (Exact name of registrant as specified in its charter)


     Delaware                       0-19084                         94-2925073
   ----------------           --------------------           -------------------
State of incorporation        Commission File Number              IRS Employer
                                                              Identification No.


                            900 East Hamilton Avenue
                                    Suite 250
                               Campbell, CA 95008
                    (address of principal executive offices)
              Telephone number, including area code: (408) 626-2000

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Item 2. Acquisition or Disposition of Assets

On August 24, 2000, Registrant completed the acquisition of Quantum Effect Devices, Inc., a publicly traded Delaware corporation located in Santa Clara, California, in accordance with the Reorganization Agreement dated July 11, 2000 between Registrant and QED. QED designs, develops and markets embedded microprocessor solutions targeted at communications, consumer appliance and office automation markets.

Under the agreement, Registrant will issue common stock to QED stockholders at an exchange ratio of 0.385 Registrant shares per QED share. Registrant expects to account for the transaction as a pooling of interests.


Item 7. Financial Statements and Exhibits

(a) Financial statements of business acquired.

    Not required.

(b) Pro forma financial information

    Not required.

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized person.


Date:    October 12, 2000

                                            PMC-SIERRA, INC.
                                            /s/  John W Sullivan
                                            ----------------------
                                            John W. Sullivan
                                            Vice-President, Finance and
                                            Principal Accounting Officer